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                                                                   Exhibit 10.20


                            LOAN AND PLEDGE AGREEMENT

      This LOAN AND PLEDGE AGREEMENT (this "Agreement") is entered into as of this 25 day of January, 2002 by and between Klaus P. Besier ("Borrower") and Firepond, Inc., a Delaware corporation (the "Company").

      WHEREAS, Borrower is employed as the Company's President and Chief Executive Officer;

      WHEREAS, pursuant to the terms of that certain Amended and Restated Promissory Note made by Borrower in favor of the Company dated as of the date hereof (the "Note"), the Company has loaned to Borrower, and Borrower has borrowed from the Company, an aggregate of $4,000,000(the "Loan");

      WHEREAS, capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note; and

      WHEREAS, Borrower and the Company desire to more fully specify their respective rights and obligations with respect to the Loan.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1. Pledge. Borrower hereby pledges, assigns and transfers to the Company, and grants to the Company a security interest in, the following property (collectively, the "Collateral"), to be held by the Company in accordance with the terms hereof:

            (a) 500,000 shares of common stock, par value $0.01 per share (collectively with any successor securities, "Common Stock"), of the Company (for purposes of this Agreement, shares of Common Stock of the Company are hereinafter referred to individually as a "Share" and collectively "Shares") represented by stock certificate numbers 353 and 419 registered in the name of Borrower;

            (b) all other securities, instruments and other property issued or accepted in substitution for or in addition to any of the foregoing; and

            (c)   all proceeds of any and all of the foregoing.

      Section 2. Obligations. This Agreement and the security interest granted hereby secure the payment of all obligations of Borrower to the Company under the Note and the obligations of Borrower under this Agreement (collectively, the "Obligations"), and any and all renewals or extensions thereof. Unless and until Borrower shall be in default hereunder or there shall be any default of any of the Obligations, Borrower shall retain all rights to dividends and distributions and voting rights, if any, with respect to the Collateral. In the event that the Obligations shall be in default or in the event that Borrower shall be in default under the terms hereof, the Company may, in its discretion, vote and exercise all of the powers of an owner with respect to any of the relevant Collateral. Upon the occurrence of an Acceleration Event (as


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defined in Section 8 hereof), the Company may, in its sole discretion, take all steps necessary to cause the Shares comprising the Collateral to be transferred into the name of the Company or its nominee to the extent provided in Section 9 hereof, and in connection therewith, Borrower appoints the Company as Borrower's attorney-in-fact to execute and deliver such, certificates, documents or instruments of every nature or description required for such purposes. Borrower is herewith delivering to the Company all certificates or instruments representing or evidencing the Collateral existing as of the date hereof in suitable form for transfer or delivery, or accompanied by duly executed instruments of transfer or assignment to be held by the Company in accordance with the terms hereof. Borrower hereby covenants and agrees to promptly deliver to the Company all certificates or instruments representing or evidencing any Collateral received by Borrower from and after the date hereof in suitable form for transfer or delivery, or accompanied by duly executed instruments of transfer or assignment to be held by the Company in accordance with the terms hereof.

      Section 3. Permitted Sale of Shares. Notwithstanding anything contained herein to the contrary, Borrower shall be permitted to sell, transfer or otherwise dispose of any Shares comprising the Collateral to the extent that the "net after-tax proceeds" (as defined in the Note) from such sales exceed the aggregate Threshold Value of the Shares proposed to be sold. For purposes hereof, the Threshold Value of each Share comprising the Collateral shall equal
(X) the aggregate Principal and accrued interest then outstanding under the Note divided by (Y) the aggregate number of Shares then comprising the Collateral. The "net after-tax proceeds" of any such sale under this Section 3 shall be applied against the aggregate outstanding Principal and accrued interest under the Note as provided therein.


      Section 4. Payment of Interest. Notwithstanding anything contained herein to the contrary, in the event Borrower sells, transfers or otherwise disposes of any shares of Common Stock acquired by the Borrower upon the exercise of stock options held by the Borrower, the "net after-tax proceeds" of any such sale under this Section 4, minus any exercise price paid to the Company to exercise such stock options, shall be paid over by Borrower to the Company and applied against the aggregate outstanding accrued interest under the Note (including any amount of unpaid interest which had been accrued under the Note but which was discharged in accordance with Section 9(b) below).


      Section 5. Representations and Warranties. Borrower represents and warrants to the Company as follows:

            (a) Borrower is (and as to any substitute or additional Collateral, shall be) the sole owner of the Collateral pledged by Borrower, free and clear of any lien, security interest, option or other charge or encumbrance, except for (i) the security interest created by this Agreement, and (ii) restrictions imposed by applicable laws, and, subject to the same exceptions, Borrower has and shall have the right to transfer such Collateral and to grant a security interest therein to the Company as provided in this Agreement.

            (b) No effective financing statement or similar notice covering any Collateral pledged by Borrower is or shall be on file in any recording office, and no other pledge or


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assignment thereof has been made, or shall have been made, other than in favor of the Company, except as the Company may approve.

      Section 6. Further Action by Borrower. Borrower shall, at the expense of Borrower, promptly execute and deliver all further notices, instruments and documents, including, without limitation, financing statements, and take all such further action as may be reasonably necessary or reasonably advisable or as the Company at any time may reasonably request, in order to perfect, preserve and protect the security interest granted or purported to be granted hereby or to enable the Company to exercise and enforce its rights, powers and remedies set for in this Agreement.

      Section 7. Preservation of Collateral. Except as otherwise provided in this Agreement, Borrower shall not (i) sell, assign, transfer or otherwise dispose of any Collateral, or create or suffer to exist any lien, security interest, assignment by operation of law or other charge or encumbrance on, or with respect to, any Collateral, except for the security interest created by this Agreement; or (ii) attempt any action prohibited by clause (i) of this
Section 7.

      Section 8. Acceleration Events. The occurrence of any of the following shall be deemed an Acceleration Event:

            (a) Borrower's default in the payment of amounts due and payable under the Note, and such default is not cured within five (5) days after the Company provides Borrower with written notice of such default;

            (b) five (5) days after notice from the Company to Borrower following the commencement of any proceedings by Borrower under any reorganization, bankruptcy, insolvency or other similar laws or the commencement of any proceedings against Borrower under any reorganization, bankruptcy, insolvency or similar laws (and such proceedings commenced against Borrower are not dismissed within sixty (60) days of their commencement);

            (c) the termination of Borrower's employment with the Company for any reason by either Borrower or the Company; or

            (d)   a "change of control" of the Company.

For purposes of this Agreement, a "change of control" of the Company shall mean
(i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity or a group of unrelated persons or entities, (iii) a merger, reorganization or consolidation in which the outstanding shares of capital stock of the Company are converted into or exchanged for a different kind of security of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all or substantially all of the capital stock of the Company to an unrelated person or entity or a group of unrelated persons or entities.


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      Section 9. Remedies. At the Maturity Date or immediately upon the occurrence of an Acceleration Event, the aggregate unpaid balance of Principal under the Note and any accrued interest thereon then outstanding (collectively, the "Balance Due") shall immediately become due and payable. In addition to the rights set forth in Section 4 hereof, the Company's sole and exclusive remedy upon the occurrence of an Acceleration Event shall be as follows:

            (a) Immediately upon the occurrence of the Acceleration Event, (i) Borrower shall be deemed to have assigned and transferred to the Company an aggregate number of Shares comprising the Collateral having a Fair Market Value equal to the Balance Due, rounded down to the nearest whole Share, and (ii) the Balance Due shall be reduced by the aggregate Fair Market Value of the Shares so transferred and assigned.

            (b) Notwithstanding the foregoing, in the event that the aggregate Fair Market Value of all of the Shares comprising the Collateral as of the effectiveness of the Acceleration Event (the "Aggregate Share Value") is less than the Balance Due, (i) Borrower shall be deemed to have assigned and transferred to the Company all Shares comprising the Collateral, (ii) the Balance Due shall be reduced by the aggregate Fair Market Value of the Shares so transferred and assigned, and the Company shall be deemed to have forever waived any right to recover that portion of the Balance Due equal to the difference of the Balance Due minus the Aggregate Share Value.

            (c) Notwithstanding the foregoing, in addition to the rights set forth in Section 4 hereof and in this Section 9, the Company shall have full recourse against Borrower for the Balance Due in the event that Borrower's employment with the Company is terminated by Borrower without "good reason" or by the Company for "cause" (each as defined in Borrower's existing employment agreement with the Company dated ________, as amended).

In connection with any assignment and transfer of Shares to the Company as set forth above, the Company may sell, resell, assign and deliver, or otherwise dispose of any or all of the Shares, for cash and/or credit and upon such terms at such place or places and at such time or times and to such persons, firms, companies or corporations as the Company deems expedient, all without demand for performance by the Borrower or any notice or advertisement whatsoever except such as may be required by law, and the Company shall be entitled to otherwise act as the outright owner of the Shares.

      Section 10. Determination of Fair Market Value. For purposes of this Agreement, "Fair Market Value" means (a) with respect to any security that is publicly traded on a securities exchange or in the over-the-counter market, the average closing price of such security for the ten (10) trading days preceding the date of determination of such Fair Market Value; and (b) with respect to any securities not publicly traded on a securities exchange or in the over-the-counter market, the fair value of such securities, as determined in good faith by the Board of Directors of the Company.

      Section 11. Waivers and Remedies. Except as otherwise provided herein or by law, Borrower waives presentment, demand, notice and protest, notice of acceptance of this Agreement, and notice of all action by the Company in reliance hereon. No failure by the


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Company to exercise, no delay by the Company in exercising, and no single or partial exercise of, any right, remedy or power hereunder or under any other agreement relating to the Obligations or to the Collateral shall operate as a waiver thereof, or of any other right, remedy or power at any time. No amendment, modification or waiver of any provision of this Agreement shall be effective unless contained in a writing signed by the Company. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 12. Term; Binding Effect. Except as expressly provided herein, this Agreement shall remain in full force and effect until payment and satisfaction in full of all of the Obligations, shall be binding upon Borrower and the heirs, legatees, legal representatives and assigns of Borrower, and shall inure to the benefit of the Company and its successors and assigns. Notwithstanding the foregoing, the Company may release the Collateral, or may accept substitute Collateral, at any time in its sole discretion without in any way affecting the nonrecourse nature of the Obligations as provided in the Note and this Agreement.

      Section 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to conflict of law principles, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such provision shall be deemed to be modified to comply with applicable law or if not able to be so modified, shall be deemed to be severed from the Agreement, the remaining provisions of which to be valid and enforceable.

      Section 14. Signatures.  This Agreement may be executed in counterparts.

      Section 15. Headings. The captions in this Agreement have been included for reference only and shall not define or limit the provisions hereof.


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       EXECUTED as of the date set forth below.


January 25, 2002                    BORROWER



                                    ---------------------------------
                                    Klaus P. Besier



                                    COMPANY:

                                    FIREPOND, INC.


                                    By:
                                        -----------------------------
                                        Name:
                                        Title:


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